RESTRICTED STOCK AGREEMENT

FORWARD AIR CORPORATION
AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
GRANTEE:
NO. OF SHARES:

This Agreement (the “Agreement”) evidences the award of ____________ restricted shares (each, an “Award Share,” and collectively, the “Award Shares”) of the Common Stock of Forward Air Corporation, a Tennessee corporation (the “Company”), granted to you, _______________________, effective as of ____________, 20__ (the “Grant Date”), pursuant to the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

1.    Terminology. Capitalized words used in this Agreement not defined above are defined in the Glossary at the end of this Agreement.

2.    Vesting.

(a)    All of the Award Shares are nonvested and forfeitable as of the Grant Date.

(b)    So long as your Service with the Company is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, one-third (1/3rd) of the Award Shares will vest and become nonforfeitable on each anniversary of the Grant Date, such that 100% of the Award Shares will be vested and nonforfeitable on the third anniversary of the Grant Date.

(c)    If you die while in the Service of the Company or your Service terminates by reason of Disability, all of the Award Shares will become vested and nonforfeitable as of your death or such termination of employment.

(d)    Unless otherwise determined by the Committee or as specified herein, none of the Award Shares will become vested and nonforfeitable after your Service with the Company ceases.

(e)    To the extent not earlier vested or forfeited, all of the Award Shares will become vested and nonforfeitable upon the occurrence of a Change in Control.

3.    Termination of Employment or Service.

(a)    Unless otherwise determined by the Committee or as specified herein, if your Service with the Company ceases for any reason other than death or Disability, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration.

(b)    You acknowledge and agree that upon the forfeiture of any unvested Award Shares in accordance with Section 3(a), (i) your right to vote and to receive cash dividends on, and all other rights, title or interest in, to or with respect to, the forfeited Award Shares shall automatically, without further act, terminate and (ii) the forfeited Award Shares shall be returned to the Company. You hereby irrevocably appoint (which appointment is coupled with an interest) the Company as your agent and attorney-in-fact to take any necessary or appropriate action to cause the forfeited Award Shares to be returned to the Company, including without limitation executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf. You hereby ratify and approve all acts done by the Company as such attorney-in-fact. Without limiting the foregoing, you expressly acknowledge and agree that any transfer agent for the Common Stock of the Company is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from the Company in connection with the forfeited Award Shares or the transfer thereof, and that any such transfer agent is a third party beneficiary of this Agreement.

4.    Restrictions on Transfer.

(a)    Until an Award Share becomes vested and nonforfeitable, it may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.
(b)    Any attempt to dispose of any such Award Shares in contravention of the restrictions set forth in Section 4(a) of this Agreement shall be null and void and without effect. The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

5.    Stock Certificates. You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company or an escrow agent appointed by the Committee will hold in escrow the share certificates for safekeeping, or the Company may otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you on the dividend payment date. As soon as practicable after vesting of an Award Share, the Company will continue to retain the Award Share in uncertificated book entry form but remove the restrictions on transfer on its books with respect to that Award Share. Alternatively, upon your request, the Company will deliver a share certificate to you or deliver a share electronically or in certificate form to your designated broker on your behalf, for the vested Award Share.

6.    Tax Election and Tax Withholding.

(a)    You hereby agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind due you (including withholding the issuance or delivery of shares of Common Stock or redeeming Award Shares) the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require you to make a cash payment to the Company equal to the amount required to be withheld. If you do not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Committee for such payment have been made.

(b)    You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.

7.    Adjustments for Corporate Transactions and Other Events.

(a)    Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable shall, without further action of the Committee, be adjusted to reflect such event. Fractional shares that result from such adjustments shall be eliminated. Adjustments under this Section 7 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)    Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, to the same extent as the Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

8.    Recoupment. Notwithstanding anything to the contrary in this Agreement, the Award Shares (including any income, capital gains, proceeds realized or other economic benefit actually or constructively received by you upon the receipt or vesting of the Award Shares, and your sale or other disposition of the Award Shares) shall be subject to recovery under any clawback, recovery or recoupment policy which the Company may adopt from time to time, including without limitation the Company’s existing Recoupment Policy, as amended from time to time or any successor thereto, and any policy which the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, the rules and regulations of the U.S. Securities and Exchange Commission, or the requirements of any national securities exchange on which the Company’s Common Stock may be listed. By accepting the Award Shares, you expressly acknowledge and agree that the Award Shares are subject to the terms of the foregoing policies, whether retroactively or prospectively adopted, and agree to cooperate fully with the Committee to facilitate the recovery of any Award Shares or proceeds realized from your sale or other disposition of the Award Shares that the Committee determines in its sole discretion is required or entitled to be recovered pursuant to the terms of such policies.

9.    Retention. Notwithstanding anything to the contrary in this Agreement, you acknowledge and agree that the terms and conditions of the Company’s existing Executive Stock Ownership and Retention Guideline, as amended from time to time or any successor thereto (the “Ownership Guideline”), are incorporated by reference into this Agreement and shall apply to your Award Shares if you on the Grant Date are or subsequently become an employee who is subject to the Ownership Guideline.

10.    Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

11.    Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, you will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.

12.    The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13.    Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

14.    Electronic Delivery of Documents. The Company may electronically deliver, via e-mail or posting on the Company’s website, this Agreement, information with respect to the Plan or the Award Shares, any amendments to the Agreement, and any reports of the Company provided generally to the Company’s stockholders. You may receive from the Company, at no cost to you, a paper copy of any electronically delivered documents. Requests should be made to the Secretary of the Company at 430 Airport Road, Greeneville, Tennessee 37745 (Telephone: (423) 636 7000).

15.    Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

16.    Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Committee, except as provided in the Plan or in a written document signed by each of the parties hereto.

17.    Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Committee.

18.    Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Tennessee, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Greeneville, Tennessee, and you hereby agree and submit to the personal jurisdiction and venue thereof.

19.    Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Glossary appears on next page}

GLOSSARY

(a)    “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Forward Air Corporation (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power of all classes of stock or interests of the entity.

(b)    “Cause” means a felony conviction of you or the failure of you to contest prosecution for a felony, or your gross negligence, willful misconduct or dishonesty, any of which is directly or materially harmful to the business or reputation of the Company, as determined by the Committee in its sole discretion.

(c)    “Change in Control” shall have the meaning ascribed thereto in the Plan.

(d)    “Committee” means the Board of Directors of Forward Air Corporation or such committee or committees appointed by the Board to administer the Plan.

(e)    “Company” means Forward Air Corporation and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Forward Air Corporation.

(f)    “Disability” shall mean a disability as determined under procedures established by the Committee for purposes of the Plan.

(g)    “Service” means your employment with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not Forward Air Corporation or an Affiliate of Forward Air Corporation.

(h)    “You”; “Your”. You means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement; Signature page follows.}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.
FORWARD AIR CORPORATION
By:

Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.
WITNESS:    GRANTEE

Date:

Enclosure: Prospectus for the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan